EXHIBIT 10.8

AMENDMENT NO. 10

TO

LOAN AGREEMENT

     This AMENDMENT NO. 10 TO LOAN AGREEMENT (“Amendment No. 10”), dated as of November 4, 2004, to the Loan Agreement dated as of December 30, 1998, as amended (the “Loan Agreement”), is made by and among HORIZON VESSELS, INC. and HORIZON OFFSHORE CONTRACTORS, INC. (together, the “Borrowers”), HORIZON OFFSHORE, INC. (the “Parent Guarantor”), THE CIT GROUP/EQUIPMENT FINANCING, INC. (“CIT”), HELLER FINANCIAL LEASING, INC., U.S. BANCORP EQUIPMENT FINANCE, INC., SAFECO CREDIT COMPANY, INC., TRANSAMERICA EQUIPMENT FINANCIAL SERVICE CORPORATION, PHOENIXCOR, INC. and LASALLE NATIONAL LEASING CORPORATION (collectively, the “Lenders”), and CIT as agent for the Lenders (the “Agent”).

W I T N E S S E T H:

     WHEREAS, pursuant to the Loan Agreement, the Lenders made available to the Borrowers a loan facility of up to USD 91,397,845; and

     WHEREAS, the parties wish to amend the Loan Agreement as provided herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and premises contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

     1. Capitalized terms used in this Amendment No. 10 (including the recitals hereof) shall have the meanings assigned to them in the Loan Agreement, as amended by this Amendment No. 10.

     2. The Loan Agreement is hereby amended by adding the following definition thereto:

     “Subordinated Debt” means indebtedness of the Parent Guarantor incurred pursuant to (a) that certain Purchase Agreement dated March 11, 2004, among the Parent Guarantor, the guarantors listed therein and the purchasers listed therein, pursuant to which those certain 16% subordinated secured notes due March 31, 2007, in an aggregated principal amount equal to $65,400,000.00 were issued, as the same may be amended, supplemented or modified from time to time, and (b) that certain Purchase Agreement dated May 27, 2004, among the Parent Guarantor, the guarantors listed therein and the purchasers listed therein, pursuant to which (i) those certain 18% subordinated secured notes due March 31, 2007, in an aggregated principal amount equal to $18,750,000.00 were issued on May 27, 2004, (ii) those certain additional 18% subordinated secured notes due March 31, 2007, in an aggregated principal amount equal to

$5,291,865.00 were issued on September 17, 2004, and (iii) those certain additional 18% subordinated secured notes due March 31, 2007, in an aggregated principal amount equal to $9,625,000 were issued on November 4, 2004, as the same may be amended, supplemented or modified from time to time.

     3. The Loan Agreement is hereby amended by amending and restating the following definitions in their entirety:

     “Cash Interest” means, for any period, the consolidated Interest Expense of the Parent Guarantor and its subsidiaries for such period, determined in accordance with GAAP applied consistently, less (a) interest related to the Subordinated Debt (which is in fact paid-in-kind) and (b) all amounts included in Interest Expense, in accordance with GAAP, for amortization of debt fees, discounts and warrant expense.

     “EBITDA” means for the Parent Guarantor and its subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income before gains and losses on sales of assets (to the extent such gains and losses are included in earnings), plus (b) Tax Expense, plus (c) depreciation and amortization (including accelerated amortization of prepaid loan fees, discounts and warrant expense, as required by GAAP), plus (d) Interest Expense.

     “EBITDAR” means for the Parent Guarantor and its subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income before gains and losses on sales of assets (to the extent such gains and losses are included in earnings), plus (b) Tax Expense, plus (c) depreciation and amortization (including accelerated amortization of prepaid loan fees, discounts and warrant expense, as required by GAAP), plus (d) Interest Expense, plus (e) restructuring charges, including costs of professional advisors to the Parent Guarantor and its subsidiaries (including costs of professional advisors to the Parent Guarantor’s lenders and other creditors which are required to be paid by the Parent Guarantor or its subsidiaries), provided that to the extent such restructuring charges exceed $3,000,000, such excess may not be included for purposes of this definition.

     “Fixed Charge Coverage Ratio” means for the Parent Guarantor and its subsidiaries, on a consolidated basis, (a) as of September 30, 2004, (i) EBITDA for the quarter ended as of September 30, 2004, divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of September 30, 2004 divided by four, plus (B) Cash Interest for the quarter ended September 30, 2004, plus (C) Tax Expense for the quarter ended as of September 30, 2004, (b) as of December 31, 2004, (i) EBITDA for the quarters ended as of September 30, 2004 and December 31, 2004, divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of December 31, 2004 divided by two, plus (B) Cash Interest for the quarters ended as of September 30, 2004 and December 31, 2004, plus (C) Tax Expense for the quarters ended as of September 30, 2004 and December 31, 2004, (c) as of March 31, 2005, (i) EBITDA for the quarters ended September 30, 2004, December 31, 2004, and March 31, 2005 divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of March 31, 2005 times .75 (seventy-five percent), plus (B) Cash Interest for the quarters ended September 30, 2004, December 31, 2004, and March 31, 2005, plus (C) Tax Expense for the quarters ended September 30, 2004 , December 31, 2004, and March 31, 2005, and (d) for all quarters ending thereafter, (i) EBITDA for the four (4) quarters then ended divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of the quarter then ended, plus (B) Cash Interest for the four (4) quarters then ended, plus (C) Tax Expense for the four (4) quarters then ended.

     “Tangible Net Worth” means, at any particular date, all amounts which, in conformity with GAAP, would be included as stockholder’s equity on a consolidated balance sheet of the Parent Guarantor and its subsidiaries, including without limitation adjustments for the addition of paid-in-kind interest, discounts and warrant amortization on Subordinated Debt; provided, however, there shall be excluded from Tangible Net Worth (a) any amount at which shares of capital stock of the Parent Guarantor or any of its subsidiaries appear as an asset on the Parent Guarantor’s or such subsidiary’s balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) loans and advances to any stockholder, director, officer, or employee of the Parent Guarantor or any of its subsidiaries or any Affiliate, and (e) all other assets which are properly classified as intangible assets.

     4. Section 3.3(e)(iv) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          “(iv) letters of credit, performance and bid bonds obtained by the Borrowers or the Guarantor in the ordinary course of their business up to an aggregate amount of USD 33,545,000.00 at any time;”

     5. It is further understood and agreed by and among the parties hereto that all terms and conditions of the Loan Agreement, except as herein modified, shall remain in full force and effect.

     6. This Amendment No. 10 may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 10 to be duly executed as of the day and year first above written.

BORROWERS:

HORIZON OFFSHORE CONTRACTORS, INC.

By:	/s/ DAVID W. SHARP

Name: David W. Sharp
Title: Executive Vice President

HORIZON VESSELS, INC.

By:	/s/ DAVID W. SHARP

Name: David W. Sharp
Title: Executive Vice President

PARENT GUARANTOR:

HORIZON OFFSHORE, INC.

By:	/s/ DAVID W. SHARP

Name: David W. Sharp
Title: Executive Vice President

LENDERS:

THE CIT GROUP/EQUIPMENT
FINANCING, INC., HELLER FINANCIAL
LEASING, INC., U.S. BANCORP
EQUIPMENT FINANCE, INC., SAFECO
CREDIT COMPANY, INC.,
TRANSAMERICA EQUIPMENT FINANCIAL SERVICE
CORPORATION, PHOENIXCOR, INC. and
LASALLE NATIONAL LEASING CORPORATION

By: The CIT Group/Equipment
Financing, Inc., as Agent

By:	/s/ WILLIAM D. ROBINSON

Name: William D. Robinson
Title: Vice President

AGENT:

THE CIT GROUP/EQUIPMENT FINANCING, INC., as Agent

By:	/s/ WILLIAM D. ROBINSON

Name: William D. Robinson
Title: Vice President

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